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                                                                    EXHIBIT 23.3

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     We hereby consent to the reference of our firm in the Annual Report on Form 10-K of Tesoro Petroleum Corporation for the year ended December 31, 1997, and the incorporation by reference of such report into the Registration Statement on Form S-3 (No. 333-51789) of our reserve report dated as of December 31, 1997. We also consent to the references to us, including the reference under the heading "Experts" in the Prospectus Supplements, which are a part of such Registration Statement on Form S-3.


                                        NETHERLAND, SEWELL & ASSOCIATES, INC.


                                        By: /s/ FREDERIC D. SEWELL
                                            ---------------------------------
                                            Frederic D. Sewell
                                            President

Dallas, Texas
June 5, 1998